Exhibit 99.1

August 27, 2013

To the Members of the Board of

East Coast Diversified Corporation

Dear Ladies and Gentlemen of the Board:

This letter shall serve as notice that effective immediately, I hereby resign from my position as a member of the board of directors of East Coast Diversified Corp. (the “Company”), and all other positions to which I have been assigned, regardless of whether I served in such capacity, or the Company. The resignation is for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Frank Russo

Frank Russo